Exhibit 99.1

AirJoule Technologies Announces Third Quarter 2024 Results

Ronan, MT, November 13, 2024 – AirJoule Technologies Corporation (NASDAQ: AIRJ) (“AirJoule Technologies” or the “Company”), the developer of the transformational AirJoule® technology for atmospheric water harvesting, today announced its third quarter results.

3rd Quarter and Recent Highlights

●	Changed the Company’s corporate name from Montana Technologies Corporation to AirJoule Technologies Corporation to better align with the brand name of the transformational AirJoule® technology

o	The Company’s common stock and warrants will continue to trade on the Nasdaq Capital Market under the ticker symbols “AIRJ” and “AIRJW”, respectively

●	Continued advancement towards commercialization of AirJoule® applications globally, with a near term focus on atmospheric water harvesting and industrial dehumidification

o	United Arab Emirates: Announced agreement with TenX Investment (“TenX”) to explore a deployment of AirJoule® units in support of water security and sustainability projects in the United Arab Emirates

o	Australia: Announced agreement with Climate Impact Corporation (“CIC”) to collaborate on solar-powered hydrogen production using AirJoule® technology in Australia

o	United States: Announced agreement with Clairity Technology to explore ways to use standalone AirJoule® units to deliver dehumidified air for use in carbon dioxide direct air capture systems

o	United States: Collaborating with Tier 1 food and beverage manufacturers to analyze the integration of AirJoule®’s industrial dehumidification and water recapture capabilities into their operations

●	Opened the Company’s first international office in the United Arab Emirates to spearhead business development and growth initiatives in the Gulf Cooperation Council region

●	Commenced transition of product development and assembly work to the new operations facility in Newark, Delaware

●	Ended the quarter with $30.7 million of cash and cash equivalents with sufficient liquidity to support the Company’s operations through expected commercial sales in 2026

Executive Commentary

“We are seeing significant demand for AirJoule® from customers for atmospheric water harvesting and industrial dehumidification applications, which is driving our near-term focus on these two markets,” said Matt Jore, CEO of AirJoule Technologies. “During the third quarter, we signed MOUs with TenX Investment, CIC, and Clairity Technology, and the AirJoule JV is also collaborating on AirJoule® solutions with multiple Tier 1 food and beverage manufacturers. We expect AirJoule®’s water production and energy efficiency to be superior to the current product offerings, and we are working towards delivering our first commercial-scale preproduction units in mid-2025.”

Pat Eilers, Executive Chairman of AirJoule Technologies, added, “Our expanded presence in the Middle East with the opening of our UAE office will enable us to provide AirJoule® as an important tool to address water security in the region. We garnered strong interest in AirJoule® from potential customers during our live demonstration at the Water, Energy, Technology, and Environment Exhibition conference in Dubai, which reflects the market demand for innovative water technologies.”

Progress at Newark, Delaware Facility

At the AirJoule joint venture with GE Vernova, the team has made significant progress towards completion of its operations facility in Newark, Delaware (the “Newark Facility”) which houses product engineering, the initial manufacturing line for MOF-coated contactors, and assembly operations for preproduction AirJoule® units. Much of the product engineering and design work has already transitioned to the Newark Facility from the Company’s research facility in Polson, MT, and the Company expects most of this work to be completed at the Newark Facility going forward. The initial manufacturing line and assembly operations are expected to be operational in mid-2025.

Quarterly Report on Form 10-Q

AirJoule Technologies’ financial statements and related footnotes are available in its Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, which is expected to be filed with the Securities and Exchange Commission (“SEC”) on November 13, 2024.

Earnings Call Webcast

AirJoule Technologies will host a conference call to discuss third quarter 2024 financial results at 5:00 PM ET on Wednesday, November 13. To access the live audio webcast of the conference call, please visit the AirJoule Technologies’ investor relations website at https://airjouletech.com/investors. To participate by phone, dial 877-407-6184 (domestic) or +1-201-389-0877 (international).

An archived webcast will be available following the call.

About AirJoule Technologies Corporation

AirJoule Technologies Corporation (NASDAQ: AIRJ) (formerly Montana Technologies Corporation) is the developer of AirJoule®, an atmospheric water harvesting technology that provides efficient and sustainable air dehumidification and pure water from air. Designed to reduce energy consumption and generate material cost efficiencies, AirJoule® is being commercialized through a joint venture with GE Vernova and through partnerships with Carrier Global Corporation and BASF. For more information, visit  https://airjouletech.com.

Forward Looking Statements

The information in this press release includes “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements, other than statements of present or historical fact included in this press release, regarding AirJoule Technologies and its future financial and operational performance, as well as its strategy, future operations, estimated financial position, estimated revenues, and losses, projected costs, prospects, plans and objectives of management are forward looking statements. When used in this press release, including any oral statements made in connection therewith, the words “could,” “may,” “will,” “should,” “anticipate,” “believe,” “intend,” “estimate,” “expect,” “project,” the negative of such terms and other similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain such identifying words. These forward-looking statements are based on management’s current expectations and assumptions about future events and are based on currently available information as to the outcome and timing of future events. Except as otherwise required by applicable law, AirJoule Technologies expressly disclaims any duty to update any forward-looking statements, all of which are expressly qualified by the statements herein, to reflect events or circumstances after the date of this press release.

AirJoule Technologies cautions you that these forward-looking statements are subject to numerous risks and uncertainties, most of which are difficult to predict and many of which are beyond AirJoule Technologies’ control. These risks include, but are not limited to, our status as an early stage Company with limited operating history, which may make it difficult to evaluate the prospects for our future viability; our initial dependence on revenue generated from a single product; significant barriers we face to deploy our technology; the dependence of our commercialization strategy on our relationships with BASF, CATL, Carrier, GE Vernova, and other third parties history of losses, and the other risks and uncertainties described under the heading “Risk Factors” in our SEC filings including in our Registration Statement (See Risk Factors) on Form S-1 filed with the Securities and Exchange Commission (the “SEC”) on June 27, 2024 and subsequently filed Quarterly Reports on Form 10-Q. Given these risks and uncertainties, readers are cautioned not to place undue reliance on such forward-looking statements. Should one or more of the risks or uncertainties described in this press release occur, or should underlying assumptions prove incorrect, actual results and plans could differ materially from those expressed in any forward-looking statements. AirJoule Technologies’ SEC Filings are available publicly on the SEC’s website at www.sec.gov, and readers are urged to carefully review and consider the various disclosures made in such filings.

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS

	September 30,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets
Cash, cash equivalents and restricted cash	$30,687,544	$375,796
Due from related party	1,962,873	—
Prepaid expenses and other current assets	947,080	126,971
Total current assets	33,597,497	502,767
Operating lease right-of-use asset	154,771	49,536
Property and equipment, net	15,426	3,832
Investment in AirJoule, LLC	340,556,277	—
Other assets	69,482	—
Total assets	$374,393,453	$556,135
Liabilities and Stockholders’ equity
Current liabilities
Accounts payable	$567,944	$2,518,763
Accrued transaction fees	—	3,644,100
Other accrued expenses	1,617,298	244,440
Operating lease liability, current	27,783	22,237
True Up Shares liability	2,288,000	—
Total current liabilities	4,501,025	6,429,540
Earnout Shares liability	16,570,000	—
Subject Vesting Shares liability	4,270,000	—
Operating lease liability, non-current	132,047	27,299
Deferred tax liability	83,219,044	—
Total liabilities	108,692,116	6,456,839
Commitments and contingencies (Note 12)
Stockholders’ equity (deficit)
Preferred stock, $0.0001 par value; 25,000,000 authorized shares and 0 shares issued and outstanding as of September 30, 2024 and December 31, 2023	$—	$—
Class A Common stock, $0.0001 par value; 600,000,000 authorized shares and 51,083,523 and 32,731,583 shares issued and outstanding as of September 30, 2024 and December 31, 2023, respectively	5,109	3,274
Class B Common stock, $0.0001 par value; 50,000,000 authorized shares and 4,759,642 shares issued and outstanding as of September 30, 2024 and December 31, 2023	476	476
Additional paid-in capital	52,861,808	11,263,647
Retained earnings (accumulated deficit)	212,833,944	(17,168,101)
Total stockholders’ equity (deficit)	265,701,337	(5,900,704)
Total liabilities and stockholders’ equity	$374,393,453	$556,135

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2024	2023	2024	2023
Cost and expenses:
General and administrative	$2,438,227	$3,570,892	$6,462,671	$5,602,081
Research and development	(87,147)	814,749	1,809,814	2,518,836
Sales and marketing	23,639	167,890	136,205	306,466
Transaction costs incurred in connection with business combination	—	—	54,693,103	—
Depreciation and amortization	2,136	1,086	4,437	3,256
Loss from operations	(2,376,855)	(4,554,617)	(63,106,230)	(8,430,639)

Other income (expense):
Interest income	374,051	6,264	616,677	9,815
Gain on contribution to AirJoule, LLC	—	—	333,500,000	—
Equity loss from investment in AirJoule, LLC	(2,336,554)	—	(2,943,724)	—
Change in fair value of Earnout Shares liability	31,759,000	—	37,151,000	—
Change in fair value of True Up Shares liability	(1,866,000)	—	(1,733,000)	—
Change in fair value of Subject Vesting Shares liability	8,188,000	—	7,522,000	—
Gain on settlement of legal fees	—	—	2,207,445	—
Other income	6,921	—	6,921	—
Total other income, net	36,125,418	6,264	376,327,319	9,815

Income (loss) before income taxes	33,748,563	(4,548,353)	313,221,089	(8,420,824)
Income tax benefit (expense)	1,268,295	—	(83,219,044)	—
Net income (loss)	$35,016,858	$(4,548,353)	$230,002,045	$(8,420,824)

Weighted average Class A common stock outstanding, basic	51,026,682	32,724,444	45,981,155	32,664,496
Basic net income (loss) per share, Class A common stock	$0.63	$(0.12)	$4.53	$(0.23)

Weighted average Class A common stock outstanding, diluted	52,586,743	32,724,444	47,372,900	32,664,496
Diluted net income (loss), per share, Class A common stock	$0.61	$(0.12)	$4.41	$(0.23)

Weighted average Class B common stock outstanding, basic and diluted	4,759,642	4,759,642	4,759,642	4,759,642
Basic net income (loss) per share, Class B common stock	$0.63	$(0.12)	$4.53	$(0.23)

Diluted net income (loss) per share, Class B common stock	$0.61	$(0.12)	$4.41	$(0.23)

AIRJOULE TECHNOLOGIES CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	For the Nine Months Ended September 30,
	2024	2023
Cash flows from operating activities
Net income (loss)	$230,002,045	$(8,420,824)
Adjustment to reconcile net income (loss) to cash used in operating activities:
Depreciation and amortization	4,437	3,256
Deferred tax expense	83,219,044	—
Amortization of operating lease right-of-use assets	21,512	15,818
Change in fair value of Earnout Shares liability	(37,151,000)	—
Change in fair value of True Up Shares liability	1,733,000	—
Change in fair value of Subject Vesting Shares liability	(7,522,000)	—
Gain on contribution to AirJoule, LLC	(333,500,000)	—
Equity loss from investment in AirJoule, LLC	2,943,724	—
Non-cash transaction costs in connection with business combination	53,721,000	—
Gain on settlement of legal fees	(2,207,445)	—
Share-based compensation	738,470	52,000
Changes in operating assets and liabilities:
Due from related party	(1,962,873)	—
Prepaid expenses and other assets	(445,732)	(84,536)
Other assets	(69,482)	—
Operating lease liabilities	(16,453)	(15,818)
Accounts payable	(1,971,156)	1,440,818
Due to related party	(1,440,000)	—
Accrued expenses, accrued transaction costs and other liabilities	(7,658,315)	2,961,753
Net cash used in operating activities	(21,561,224)	(4,047,533)

Cash flows from investing activities
Purchases of property and equipment	(16,031)	(98,950)
Investment in AirJoule, LLC	(10,000,000)	—
Net cash used in investing activities	(10,016,031)	(98,950)

Cash flows from financing activities
Proceeds from the exercise of warrants	45,760	8,580
Proceeds from the exercise of options	93,243	—
Proceeds from the issuance of common stock	61,750,000	—
Issuance of preferred units	—	255,861
Net cash provided by financing activities	61,889,003	264,441
Net increase (decrease) in cash, cash equivalents and restricted cash	30,311,748	(3,882,042)
Cash, cash equivalents and restricted cash, beginning of period	375,796	5,211,486
Cash, cash equivalents and restricted cash, end of the period	$30,687,544	$1,329,444

Supplemental non-cash investing and financing activities:
Initial recognition of True Up Shares liability	$555,000	$—
Initial recognition of Subject Vesting Shares liability	$11,792,000	$—
Initial recognition of ROU asset and operating lease liability	$172,649	$—
Liabilities combined in recapitalization, net	$8,680,477	$—
Contribution to AirJoule, LLC of license to technology	$333,500,000	$—

Supplemental cash flow information:
Taxes paid	$—	$—

Contacts

Investor Relations:

Tom Divine – Vice President, Investor Relations and Finance

investors@airjouletech.com

5